UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 3, 2004

                              CENTER BANCORP, INC.

             (Exact Name of Registrant as Specified in its Charter)


                          New Jersey 2-81353 52-1273725
                          -----------------------------
       (State or Other Jurisdiction (Commission File Number) (IRS Employer
                      of Incorporation) Identification No.)


                   2455 Morris Avenue, Union, New Jersey 07083
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On March 3, 2005, the parties to the previously disclosed agreement and plan of merger, dated as of December 17, 2004, by and among the Registrant, Union Center National Bank, a national bank and a wholly-owned subsidiary of the Registrant, and Red Oak Bank, a commercial bank chartered under the laws of the State of New Jersey, amended and restated the terms of the original agreement and plan of merger.

        The principal purpose of the amendment and restatement was to eliminate a contingency relating to the calculation of the cash and stock consideration to be paid by the Registrant in the merger. Pursuant to the amended and restated merger agreement, each share of Red Oak Bank common stock outstanding at the effective time of the merger will be converted into the right to receive either $12.06 per share in cash or 0.9227 of a share of the Registrant's common stock, at the election of the shareholder and subject to allocation provisions set forth in the amended and restated agreement and plan of merger. In general, the allocation provisions assure that 50% of Red Oak Bank's shares will be converted into the Registrant's common stock and 50% of Red Oak Bank's shares will be converted into cash. Pursuant to the amended and restated merger agreement, Red Oak Bank stock options outstanding as of the effective time of the merger will be converted into options to purchase the Registrant's common stock. At present, Red Oak Bank has 2,112,630 shares of common stock outstanding and options to purchase 145,736 shares of common stock outstanding.

      Previously, the agreement and plan of merger provided that each share of Red Oak Bank common stock would be converted into the right to receive $12.35 per share in cash or 0.9449 of a share of the Registrant's common stock, subject to a potential reduction in the cash and stock to be received of up to $0.30 per Red Oak Bank share. The extent of that reduction depended upon the resolution of a contingency relating to the termination of a Red Oak Bank data processing agreement. On February 28, 2005, Red Oak Bank entered into an agreement resolving this contingency.

      Consummation of the merger remains subject to customary conditions, including regulatory approval and the approval of Red Oak Bank's shareholders.

      Members of the Board of Directors of Red Oak Bank owning a total of 574,335 shares of Red Oak Bank's common stock have agreed to vote their shares of Red Oak Bank common stock in favor of the merger.

      A copy of the amended and restated agreement and plan of merger is being filed with this Current Report on Form 8-K as Exhibit 2.1. In addition, the Registrant has issued a press release describing the execution of the amended and restated agreement and plan of merger which is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Center Bancorp plans to file a Registration Statement on SEC Form S-4 in connection with the merger and the parties expect to mail a Proxy Statement/Prospectus to shareholders containing information about the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT CENTER BANCORP, RED OAK, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov. In addition to the Registration Statement and the Proxy Statement/Prospectus, Center Bancorp files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by Center Bancorp at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. Center Bancorp's filings with the Commission also are available to the public from commercial document-retrieval services and at the web site maintained by the Commission at http://www.sec.gov. Red Oak, its directors, executive officers and certain members of management and employees may be soliciting proxies from Red Oak's stockholders in favor of the adoption of the merger agreement. A description of any interests that Red Oak's directors and executive officers have in the merger will be available in the Proxy Statement/Prospectus. This Current Report on Form 8-K does not constitute an offer of any securities for sale.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits

      Exhibit 2.1 - Amended and Restated Agreement and Plan of Merger, dated as of March 3, 2005

      Exhibit 99.1 - Press release dated March 3, 2005

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CENTER BANCORP, INC.

                             By: /s/ John J. Davis
                                 ----------------------------------------
                             Name: John J. Davis
                             Title: President and Chief Executive Officer


Dated:  March 8, 2005

                                  EXHIBIT INDEX

      Exhibit 2.1 - Amended and Restated Agreement and Plan of Merger, dated as of March 3, 2005

      Exhibit 99.1 - Press release dated March 3, 2005